UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934, as amended

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement (Supplement to Definitive Information Statement)

CDSS WIND DOWN INC.
______________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock

	(2)	Aggregate number of securities to which transaction applies: 351,691,756 shares

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.06 (calculated based on the last sale in the over-the-counter market on May 27, 2010)

	(4)	Proposed maximum aggregate value of transaction: $21,101,505

	(5)	Total fee paid: $ 1,504.54

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CDSS WIND DOWN INC.
2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201

SUPPLEMENT TO INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER.

To the Stockholders of CDSS Wind Down Inc.:

This Supplement (the “Supplement”) to our Information Statement (the “Information Statement”) is first being mailed on or about July 26, 2010 to the holders of record of the common stock, par value $0.01 per share (the “Common Stock”) of CDSS Wind Down Inc., a Delaware corporation (“we”, “us”, “CDSS” or the “Company”) as of the close of business on June 16, 2010 (the “Record Date”). The purpose of this Supplement is to provide you with supplemental information regarding the proposed transactions to be taken by the Company subject to the approval of the holders of a majority of the Company's outstanding Common Stock and to inform you that we anticipate that such approval will be obtained at a special meeting of the Company stockholders to be held August 15, 2010 (the “Meeting”), rather than by written consent of a majority of the Company’s outstanding Common Stock as originally contemplated in the Information Statement previously mailed to the Company’s stockholders on or about June 22, 2010.  All references to the “Written Consent” in the Information Statement are replaced by reference to approval by stockholders at the Meeting. Stockholders are urged to read this Supplement carefully together with the Information Statement. The information in this Supplement replaces and supersedes any inconsistent information set forth in the Information Statement.

CDSS will hold a special meeting of stockholders at the offices of the Company, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, at 9:00 a.m., local time, on August 15, 2010, to consider and vote on the following proposals:

(1) The amendment of the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to the Information Statement as Annex 1, prior to closing of the Merger (as defined below), to effect a reverse stock split of the Company’s issued Common Stock, on the basis of issuing one (1) share of Common Stock in exchange for each three (3) shares of Common Stock (the “Reverse Stock Split”); and

(2) The amendment of the Certificate of Incorporation, in substantially the form attached to the Information Statement as Annex 2, at any time on or before May 31, 2011 to increase the authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares of Common Stock and reduce the par value per share from $0.01 to $0.0001 per share (the “Share Increase”); and

(3) The merger transactions (the “Merger”) contemplated in the merger agreement dated as of March 29, 2010, as amended (the “Merger Agreement”), by and among Green Energy Management Services, Inc. (“GEM”), CDSS, and our newly-formed, wholly-owned merger subsidiary, CDSS Merger Corporation (the Reverse Stock Split, the Share Increase, and the Merger are collectively referred to as the “Transactions”). Pursuant to the Merger Agreement, our merger subsidiary will merge with and into GEM, with GEM being the surviving corporation and becoming a wholly-owned subsidiary of CDSS. Each share of GEM Common Stock outstanding immediately prior to the effective time of the Merger will be converted into 0.352 share of CDSS Common Stock, and the former shareholders of GEM will own approximately 80% of the outstanding shares of CDSS Common Stock.   The Merger Agreement is attached to the Information Statement as Annex 3, two Amendments to the Merger Agreement are attached to the Information Statement as Annex 4 and Annex 4A, and the third amendment to the Merger Agreement is attached to this Supplement as Annex 1.

Steven B. Solomon, our Chief Executive Officer, is the holder of more than a majority of the total number of shares of outstanding Common Stock and has indicated that he intends to attend the Meeting and vote all of his shares of Common Stock in favor of the Transactions, which vote is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Certificate of Incorporation and Bylaws to approve the Transactions.  Accordingly, we are not soliciting proxies for the Transactions.

This Supplement, together with the Information Statement, is being furnished to you to provide you with material information concerning the actions taken in connection with the Meeting in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C. This Supplement also constitutes notice under Section 228 of the DGCL of the actions to be taken in connection with the Meeting.

Only one Supplement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Supplement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Supplement , or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling the Company at (214) 520-9292, or by writing to us at 2100 McKinney Avenue, Suite 1500, Dallas, Texas  75201, Attn:  President. Except as amended by this Supplement, all information set forth in the Information Statement remains unchanged.  Please also note that this Supplement does not change the proposals to be acted upon by our stockholders, which are described in the Information Statement.

Dated:     July 26, 2010

CDSS Wind Down Inc.

By:	/s/ Steven B. Solomon
Steven B. Solomon, CEO

THIS SUPPLEMENT IS DATED JULY 26, 2010, AND IS FIRST BEING MAILED TO CDSS STOCKHOLDERS ON OR ABOUT JULY 26, 2010.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Following are questions and related answers that address some of the questions you may have regarding the Meeting.  These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the Merger Agreement, the amendments to the Certificate of Incorporation, or any of the other matters discussed in the Information Statement and this Supplement, and are subject to, and are qualified in their entirety by, the more detailed information contained or incorporated by reference in or attached to the Information Statement and this Supplement. Therefore, please carefully read the Information Statement and this Supplement, including the attached annexes, in their entirety.

Q:           Where and when is the special meeting?

A:           The special meeting of stockholders (the “Meeting”) will be held at the offices of the Company, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, at 9:00 a.m., local time, on August 15, 2010.

Q:           What matters will be voted upon at the Meeting?

A:           Steven B. Solomon, our Chief Executive Officer, is the holder of more than a majority of the total number of shares of outstanding Common Stock and has indicated that he intends to attend the Meeting and vote all of his shares of Common Stock in favor of the Transactions, which is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws to approve the Transactions.  Accordingly, we are not soliciting proxies for the Transactions and you are not requested to send us a proxy.

At the Meeting, we anticipate that our stockholders will consider and vote on the following proposals:

(1) The amendment of the Company's Certificate of Incorporation, in substantially the form attached to the Information Statement as Annex 1, prior to closing of the Merger (as defined below), to effect a reverse stock split of the Company's issued Common Stock, on the basis of issuing one (1) share of Common Stock in exchange for each three (3) shares of Common Stock (the “Reverse Stock Split”); and

(2) The amendment of the Certificate of Incorporation, in substantially the form attached to the Information Statement as Annex 2, at any time on or before May 31, 2011 to increase the authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares of Common Stock and reduce the par value per share from $0.01 to $0.0001 per share (the “Share Increase”); and

(3) The merger transactions (the “Merger”) contemplated in the merger agreement dated as of March 29, 2010, as amended (the “Merger Agreement”), by and among Green Energy Management Services, Inc. (“GEM”), CDSS, and our newly-formed, wholly-owned merger subsidiary, CDSS Merger Corporation (the Reverse Stock Split, the Share Increase, and the Merger are collectively referred to as the “Transactions”). Pursuant to the Merger Agreement, our merger subsidiary will merge with and into GEM, with GEM being the surviving corporation and becoming a wholly-owned subsidiary of CDSS. Each share of GEM Common Stock outstanding immediately prior to the effective time of the Merger will be converted into 0.352 share of CDSS Common Stock, and the former shareholders of GEM will own approximately 80% of the outstanding shares of CDSS Common Stock.  The Merger Agreement is attached to the Information Statement as Annex 3, two Amendments to the Merger Agreement are attached to the Information Statement as Annex 4 and Annex 4A, and the third amendment to the Merger Agreement is attached to this Supplement as Annex 1.

Q:           Who is entitled to vote at the Meeting?

A:           Stockholders of record holding CDSS common stock as of the close of business on June 16, 2010, the record date for the Meeting, are entitled to vote at the Meeting.  As of the record date, there were there were 96,305,617 shares of CDSS common stock outstanding and entitled to vote, with each share entitled to one vote.

Q:           What constitutes a quorum for the consideration of the proposals at the Meeting?

A:           Under the Company’s Bylaws, the holders of a majority of shares of the Company’s Common Stock entitled to vote at the Meeting, represented either in person or by proxy, constitutes a quorum for the transaction of business at the Meeting.

Q:           What vote is required for our stockholders to adopt the proposals?

A:           An affirmative vote of the holders of a majority of all issued and outstanding shares of CDSS Common Stock is required to adopt each of the proposals.

Q:           Is anyone soliciting my vote or my proxy?

A:           No, we are not soliciting proxies for the Transactions.  Steven B. Solomon, our Chief Executive Officer, is the holder of more than a majority of the total number of shares of outstanding Common Stock and has indicated that he intends to attend the Meeting and to vote in favor of the Transactions, which is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Certificate of Incorporation and Bylaws to approve the Transactions. Assuming Mr. Solomon attends the Meeting in person, or is represented by proxy, a quorum will be present at the Meeting.

Q:           How can I obtain additional information about CDSS?

A:           If you would like copies of our SEC reports, we will send you one without charge. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send you copies of any exhibit to our SEC reports. Please write to: CDSS Wind Down, Inc., 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attn: CEO.

Our Information Statement, this Supplement and other SEC filings also may be accessed on the world wide web at http://www.sec.gov. For a more detailed description of the information available, please refer to section captioned “Where You Can Find More Information” on page 27 of the Information Statement.

Q:           Who can help answer my questions?

A:           If you have additional questions about the Meeting after reading this Supplement or the Information Statement, please call us at (214) 520-9292.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Supplement or the Information Statement about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” the negative thereof and similar expressions, unless the context otherwise requires. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Supplement or the Information Statement. The following cautionary statements identify important factors that could cause GEM’s, CDSS’s or the combined company’s actual results to differ materially from those projected in the forward-looking statements made in this Supplement or the Information Statement. Among the key factors that have a direct bearing on GEM’s, CDSS’s or the combined company’s results of operations are:

·	general economic and business conditions; the existence or absence of adverse publicity; changes in marketing and technology; changes in political, social and economic conditions;

·	competition in and general risks of the industries in which GEM operates;

·	success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

·	dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;

·	ability of GEM to retain and hire key executives, technical personnel and other employees;

·	ability of GEM to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization;

·	ability of GEM to manage successfully its changing relationships with customers, suppliers, value-added resellers and strategic partners;

·	the impact of government regulation;

·	volatility in the stock price of CDSS;

·	the need and ability of GEM to obtain sufficient financing to meet potential capital requirements;

·	market acceptance of GEM’S products and services and the acceptance of GEM’s customers of GEM’s existing and new product and services offerings; and

·
the timing of other conditions associated with the completion of the Merger, including without limitation the ability to raise $1.25 million in a private placement as a condition precedent to the Merger.

These factors and the risk factors in the Information Statement could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and neither CDSS nor GEM undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for CDSS or GEM to predict which will arise. In addition, CDSS cannot assess the impact of each factor on CDSS or the combined company or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

CDSS files annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements or information that CDSS files with the SEC at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room in Washington, D.C. is located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of GEM and CDSS are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at “http://www.sec.gov.”

GEM has supplied all information contained in the Information Statement relating to GEM. CDSS has supplied all information contained in this Supplement and in the Information Statement relating to CDSS.

If you are a CDSS stockholder, you may obtain, without charge, a copy of the Annual Report on Form 10-K for the year ended December 31, 2009, and the most recent Quarterly Report on Form 10-Q of CDSS, including the financial statements required to be filed in such reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. You may also obtain copies of the exhibits to such reports, but CDSS will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to CDSS at the following address:

CDSS Wind Down Inc.
2100 McKinney Avenue
Dallas, TX 75201
Attn: Steven B. Solomon

Annex 1    Amendment No. 3 to Merger Agreement

AMENDMENT NO. 3 TO MERGER AGREEMENT

This Amendment No. 3 (the “Amendment”) to Merger Agreement dated as of March 29, 2010, as amended by Amendment to Merger Agreement dated as of April 30, 2010 and Amendment No. 2 to Merger Agreement dated as of June 16, 2010 (“Agreement”) is entered into effective as of July 22, 2010, by and among CDSS Wind Down, Inc., a Delaware corporation (“CDSS”), CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of CDSS (“Merger Sub”), and Green Energy Management Services, Inc., a Delaware corporation (“Company”) (each a “Party” and collectively the “Parties”).

This Parties have entered into the Agreement, and the Parties now desire to adopt this Amendment to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows

1.           Amendment of Section 1 of the Merger Agreement.

The parties agree to amend Section 1 by revising clause (iii) of Subsection E(5) thereof to read in its entirety as follows:

“(iii) all of the outstanding shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and all other unissued and treasury Company Shares will be cancelled.”

2.             Amendment of Section 6 of the Agreement.

The Parties agree to amend Section 6 by deleting the words “July 31, 2010” and replacing them with the words “August 31, 2010” in each of subsections 6(A)(1)(c) and 6(A)(2)(b).

3.             No Further Amendment. The Parties agree that, except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

4.             Counterparts. This Amendment may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Office

CDSS MERGER CORPORATION

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Officer

GREEN ENERGY MANAGEMENT SYSTEMS, INC.

By:	/s/ Michael Samuel
Michael Samuel
Chairman and CEO